EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF JANUARY 30, 1999

Name                                               Jurisdiction of Incorporation
----                                               -----------------------------
ABG Corp.                                          Nevada
Baby Superstore, Inc.                              South Carolina
Geoffrey, Inc.                                     Delaware
MLK, Inc.                                          Missouri
MMT, Inc.                                          Utah
Toys "R" Us - Belgium, Inc.                        Delaware
Toys "R" Us - Delaware, Inc.                       Delaware
Toys "R" Us - Del. Operations, Inc.                Delaware
Toys "R" Us Group, Inc.                            Delaware
Toys "R" Us - Mass, Inc.                           Massachusetts
Toys "R" Us - NY/Texas Holdings, Inc.              Delaware
Toys "R" Us - NY LLC                               New York
Toys "R" Us - NYTEX, Inc.                          Delaware
Toys "R" Us - Ohio, Inc.                           Delaware
Toys "R" Us - Penn, Inc.                           Pennsylvania
Toys "R" Us - Texas LLC                            Delaware
TRU (ANTS) Inc.                                    Delaware
TRU Belgium Holdings II, Inc.                      Delaware
TRU Foreign Sales Corporation                      California
TRU Gulf Services, Inc.                            Delaware
TRU, Inc.                                          Delaware
TRU - LSM Redevelopment Corporation                Missouri
TRU Mass Properties Holdings, Inc.                 Delaware
TRU Mass Properties, Inc.                          Delaware
TRU Netherlands Holdings I, Inc.                   Delaware
TRU Netherlands Holdings II, Inc.                  Delaware
TRU Ohio Properties Holdings, Inc.                 Delaware
TRU Ohio Properties, Inc.                          Delaware
TRU Penn Properties Holdings, Inc.                 Delaware
TRU Penn Properties, Inc.                          Delaware
TRU Properties Holdings, Inc.                      Delaware
TRU Properties, Inc.                               Delaware
TRU (Vermont), Inc.                                Vermont
Toys "R" Us (Australia) Pty, Ltd.                  Australia
Toys "R" Us (Head Office) Pty. Ltd.                Australia
Toys "R" Us (Wholesale) Pty. Ltd.                  Australia
TRU (Aust) Superannuation Pty. Ltd.                Australia



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Toys "R" Us Handelsgesellschaft m.b.H.             Austria
TRU (Barbados), Ltd.                               Barbados
Toys "R" Us - Belgium SCA                          Belgium
TRU (NRO III) Investments Ltd.                     Alberta, Canada
Toys "R" Us (Canada) Ltd.                          Ontario, Canada
Sumus Nos Limited                                  Cayman Islands
TRU (Cayman Islands) Limited                       Cayman Islands
TRU (Cayman Islands) Investments LLC               Cayman Islands
Toys "R" Us A/S                                    Denmark
Toys "R" Us S.A.R.L.                               France
Toys "R" Us GmbH                                   Germany
Toys "R" Us Logistik GmbH                          Germany
Toys "R" Us Operations GmbH                        Germany
Toys "R" Us - Lifung Limited                       Hong Kong
Toys "R" Us Asia Limited                           Hong Kong
TRU (HK) Limited                                   Hong Kong
IOCA Limited                                       Ireland
Toys "R" Us - Japan, Ltd.                          Japan
Toys "R" Us (Luxembourg) S.A.                      Luxembourg
Toys "R" Us (Malaysia) SDN. BHN.                   Malaysia
Toys "R" Us (Netherlands), B.V.                    Netherlands
TRU (Netherlands) B.V.                             Netherlands
TRU (Netherlands) Investments B.V.                 Netherlands
Toys R Us Portugal, Limitada                       Portugal
TRU of Puerto Rico, Inc.                           Puerto Rico
Toys "R" Us - Singapore (Pte) Limited              Singapore
Toys R Us, Iberia, S.A.                            Spain
Toys "R" Us, Aktiebolag                            Sweden
Toys R Us AG                                       Switzerland
Toys "R" Us - Lifung Taiwan Limited                Taiwan
Toys "R" Us Holdings PLC                           United Kingdom
Toys "R" Us Limited                                United Kingdom
Toys "R" Us Properties Limited                     United Kingdom
Tru Toys (UK) Limited                              United Kingdom